Exhibit 8(L)(ii)

               AMENDMENT NUMBER 1 TO FUND PARTICIPATION AGREEMENT

                        Effective as of February 01 2010

    Amendment number one to the October 1, 2008 Fund Participation Agreement ("Agreement") among BLACKROCK VARIABLE SERIES FUNDS, INC., an open-end management investment company organized as a Maryland corporation (the "Fund"), BLACKROCK INVESTMENTS, LLC ("BRIL"), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended and the successor underwriter to the Fund replacing BlackRock Investments, Inc. (the "Underwriter"), CUNA BROKERAGE SERVICES, INC. a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended ("Distributor"), and CUNA MUTUAL INSURANCE SOCIETY, a life insurance company organized under the laws of the state of Iowa ("Company").

                                    AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A and Schedule B of the Agreement shall be deleted and replaced with the attached Schedule A and Schedule B.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

BLACKROCK VARIABLE SERIES FUNDS, INC.           CUNA BROKERAGE SERVICES, INC.

BY:    /s/ Denis R. Molleur                     BY:    /s/ James H. Metz
       ------------------------------                  -------------------------
Name:  Denis R. Molleur                         Name:  James H. Metz
Title: Assistant Secretary                      Title: President

BLACKROCK INVESTMENTS, LLC                      CUNA MUTUAL INSURANCE SOCIETY

BY:    /s/ Frank Porcelli                       BY:    /s/ James H. Metz
       ------------------------------                  -------------------------
Name:  Frank Porcelli                           Name:  James H. Metz
Title: Managing Director                        Title: Senior Vice President,
                                                       Asset Management
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                                   SCHEDULE A

Separate Accounts of CUNA MUTUAL INSURANCE SOCIETY participating in Portfolios of BlackRock Variable Series Funds, Inc.

                   CUNA MUTUAL GROUP VARIABLE ANNUITY ACCOUNT
                      CUNA MUTUAL VARIABLE ANNUITY ACCOUNT

                                   SCHEDULE B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. offered to Separate Accounts of CUNA MUTUAL INSURANCE SOCIETY

All available share classes of:

BlackRock Balanced Capital V.I. Fund
BlackRock Basic Value V.I. Fund
BlackRock Fundamental Growth V.I. Fund
BlackRock Global Allocation V.I. Fund
BlackRock Global Growth V.I. Fund
BlackRock Government Income V.I. Fund
BlackRock High Income V.I. Fund
BlackRock International Value V.I. Fund
BlackRock Large Cap Core V.I. Fund
BlackRock Large Cap Growth V.I. Fund
BlackRock Large Cap Value V.I. Fund
BlackRock S&P 500 Index V.I. Fund
BlackRock Total Return V.I. Fund
BlackRock Utilities and Telecommunications V.I. Fund
BlackRock Value Opportunities V.I. Fund